EXHIBIT 99.1

Generation Income Properties Announces Pricing of $15 Million Public Offering and
Uplisting to Nasdaq

TAMPA, FL, September 2, 2021 – Generation Income Properties, Inc. (OTCQB:GIPR) (“GIP” or the “Company”) today announced the pricing of its underwritten public offering of 1,500,000 units at a price to the public of $10 per unit. GIP is a Maryland real estate investment corporation focused on retail, office and industrial net lease properties located primarily in major and coastal U.S. cities. Each unit issued in the offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $10. The units are expected to be listed on The Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “GIPRU” beginning September 3, 2021. Once the securities comprising the units begin separate trading, the shares of common stock and warrants are expected to be traded on the Nasdaq under the symbols “GIPR” and “GIPRW,” respectively. GIP expects to receive gross proceeds of $15 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

GIP has granted the underwriters a 30-day option to purchase up to an additional 225,000 units at the public offering price to cover over-allotments, if any. The offering is expected to close on or about September 8, 2021, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering and Joseph Gunnar & Co. LLC is acting as a co-manager for the offering.

The shares of common stock and warrants will begin separate trading 31 days from today, unless Maxim informs the Company of its decision to allow earlier separate trading and the Company publicly announces when the separate trading will begin.

The offering is being conducted pursuant to the Company’s registration statement on Form S-11 (File No. 333-235707), as amended, previously filed with, and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on September 2, 2021. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in United States cities with an emphasis on major primary and coastal markets. GIP intends to elect to be taxed as a real estate investment trust. GIP invests primarily in freestanding, single-tenant commercial retail, office and industrial properties. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Cautionary Note Regarding Forward-Looking Statements

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words “believe,” “intend,” “expect,” “plan,” “should,” “will,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. It reflects the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control which could have a material adverse effect on the Company's business, financial condition, and results of operations. Some of these risks and uncertainties are identified in the registration statement on Form S-11 (File No. 333-235707) and the final prospectus when available, the Company's most recent Annual Report on Form 1-K and its other filings with the SEC, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

Contact:
ir@gipreit.com